As filed with the Securities and Exchange Commission on February 11, 2015

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CAREY WATERMARK INVESTORS INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	26-2145060
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza
New York, New York  10020
(212) 492-1100
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Catherine D. Rice
Chief Financial Officer
50 Rockefeller Plaza
New York, New York  10020
(212) 492-1100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Paul Marcotrigiano, Esq.
50 Rockefeller Plaza
New York, New York  10020
(212) 492-1100

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock	40,000,0000 shares	$10.30	$412,000,000	$47,874.40

(1)          The proposed maximum offering price per share will equal $10.30 until adjusted by our board of directors.  Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

PROSPECTUS

Distribution Reinvestment Plan
40,000,000 Shares

CAREY WATERMARK INVESTORS INCORPORATED

We have established a Distribution Reinvestment Plan, which we refer to as the Plan, designed to provide existing holders of shares of our common stock with an economical and convenient method to designate the cash distributions on all or a portion of their shares for reinvestment in additional shares through the Plan. Some of the significant features of the Plan are as follows:

•                                          Participants may purchase additional shares, if desired, by automatically reinvesting all of their cash distributions in shares under the Plan at a per share purchase price equal to the most recently published estimated net asset value, or NAV, per share.

•                                          DST Systems, Inc. will serve as the administrator for the Plan. Shares will be purchased on behalf of participants in the Plan by the Plan administrator directly from us to fulfill requirements for the Plan.

•                                          You may join the Plan by signing and delivering an account update form, a transfer form or the enclosed authorization card to the Plan administrator. The account update form and the transfer form are available on our website at www.careywatermark.com and you can obtain an authorization card by requesting one from the Plan administrator.

•                                          Participation in the Plan is entirely voluntary, and participants may terminate their participation at any time and have their shares transferred out of the Plan account. Stockholders who do not choose to participate in the Plan will continue to receive cash distributions, as declared and paid, in the usual manner.

•                                          Cash distributions are still taxable even though reinvested. At the end of each year, we will provide you with a statement of distributions earned and tax withheld (Form 1099), if any, to assist you in preparing your tax return.

All questions concerning the Plan should be directed to:

CAREY WATERMARK INVESTORS INCORPORATED
INVESTOR RELATIONS
50 ROCKEFELLER PLAZA
NEW YORK, NY  10020
1 (800) WP CAREY

An investment in our common stock entails certain material risks and uncertainties that should be considered. See Item 1A. Risk Factors in our Annual Report on Form 10-K/A for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 21, 2014.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 11, 2015

You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

i

CAREY WATERMARK INVESTORS INCORPORATED

SUMMARY INFORMATION

We are a publicly owned, non-listed real estate investment trust, or REIT, that invests primarily in lodging and lodging-related properties. As a REIT, we are not subject to U.S. federal income taxation as long as we satisfy certain requirements, principally relating to the nature of our income, the level of our distributions and other factors. We believe that current dynamics in the lodging industry offer attractive opportunities for us to acquire quality properties at prices often below replacement cost, with the potential to achieve long-term growth in value and generate attractive returns for our stockholders. As used in this prospectus, the terms "CWI 1," "we," "us" and "our" include Carey Watermark Investors Incorporated, its consolidated subsidiaries and predecessors, unless otherwise indicated.

At December 31, 2014, our portfolio was comprised of our full or partial ownership interests in 27 hotels.  As opportunities arise, we may also make other types of commercial real estate related investments. We were formed as a Maryland corporation in 2008 and are managed by our advisor, Carey Lodging Advisors, LLC, an indirect subsidiary of W.P. Carey Inc., or WPC. Our advisor manages our overall portfolio, including providing oversight and strategic guidance to the independent hotel operators that manage our hotels. Our subadvisor, CWA, LLC, a subsidiary of Watermark Capital Partners, provides services to the advisor primarily relating to acquiring, managing, financing and disposing of our hotels and overseeing the independent operators that manage the day-to-day operations of our hotels. In addition, the subadvisor provides us with the services of our chief executive officer during the term of the subadvisory agreement, subject to the approval of our independent directors. WPC is a publicly traded REIT listed on the New York Stock Exchange under the symbol "WPC."

Our principal executive offices are located at 50 Rockefeller Plaza, New York, NY 10020 and our telephone number is (212) 492-1100.

RISK FACTORS

Investment in our shares has risks. You should carefully consider the risks described in Item 1A. Risk Factors in our Annual Report on Form 10-K/A for the year ended December 31, 2013, as filed with the Securities and Exchange Commission, or the SEC, on March 21, 2014, or our 2013 Annual Report, and the other filings we make under the Securities Exchange Act of 1934, as amended, or the Exchange Act, from time to time, as well as other information in this prospectus before purchasing our shares. Item 1A. Risk Factors in our 2013 Annual Report is incorporated herein by reference. Each of the risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment.

SUMMARY DESCRIPTION OF THE PLAN

Purpose of the Plan

The primary purpose of the Plan is to provide current holders of shares with an economical and convenient method of increasing their investment in CWI 1 by investing cash distributions in additional shares at the most recently published NAV per share, WITHOUT PAYMENT OF ANY BROKERAGE COMMISSION or service charge. As shares are purchased under the Plan, we will receive additional funds for general corporate purposes.

The following questions and answers will provide you with a description of the Plan and how it works. If you do not participate in the Plan, you will receive cash distributions, as declared and paid, in the usual manner.

Participation

1.                                      WHO IS ELIGIBLE TO ENROLL AND PARTICIPATE IN THE PLAN?

If you hold any shares of CWI 1 common stock registered in your name on the records of our transfer agent, DST Systems, Inc., or DST, and you meet applicable suitability standards, you may enroll and participate in the Plan.

Stockholders who are citizens or residents of a country other than the United States, its territories or possessions should make certain that their participation does not violate local laws governing such things as taxes, currency and exchange controls, stock registration and foreign investments.

2.                                      HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE?

To enroll in the Plan, you must sign an account update form, a transfer form or the enclosed authorization card and mail it to DST, the agent for each participant in the Plan. If your shares are registered in more than one name (e.g., joint tenants, trustees, etc.), all registered holders must sign the form or authorization card. You may obtain an account update form, a transfer form or an authorization card at any time by contacting W. P. Carey's Investor Relations Department or online at www.careywatermark.com.  Stockholders who wish to participate in the Plan may purchase shares through the Plan only after receipt of a prospectus relating to the Plan, which prospectus may also relate to a concurrent public offering of shares by us.

3.             WHEN MAY AN ELIGIBLE STOCKHOLDER JOIN THE PLAN?

As an eligible stockholder, you may join the Plan at any time. Participation will begin with the first distribution after the completed form or authorization card designating the reinvestment of distributions is received by DST, provided there is sufficient time for processing prior to the record date for that distribution.  To ensure participation, your form should be received by DST by the 15th day of the month preceding the month in which we pay a distribution. Our distributions are expected to be paid on or about the 15th of January, April, July and October unless that date is not a business day (such as a Sunday), in which case they are usually paid on the nearest business day. The distribution record date normally precedes the payment date by approximately two weeks.

Distribution Reinvestment

4.                                      WHEN WILL DISTRIBUTIONS BE REINVESTED TOWARD THE PURCHASE OF ADDITIONAL SHARES?

The distributions on our common stock are expected to be paid on or about the 15th of January, April, July and October. DST will make every reasonable effort to reinvest distributions on the day the cash distribution is paid (except where necessary to comply with applicable securities laws) by purchasing on your behalf newly issued shares directly from CWI 1. If, for any reason beyond the control of DST, reinvestment of the distributions cannot be completed within 30 days after the applicable distribution payment date, your funds held by DST will be distributed to you.

5.                                      HOW WILL REINVESTMENT PURCHASES BE MADE?

All shares purchased by you under the Plan will be newly-issued shares purchased directly from CWI 1. The number of shares to be purchased by you through a reinvestment purchase will depend upon the amount of the distributions being reinvested and the most recently published NAV per share of our common stock. DST will purchase on your behalf as many whole shares and fractional shares (computed to three decimal places) as can be purchased with that amount of distributions.

6.                                      HOW WILL THE PRICE OF SHARES PURCHASED THROUGH THE PLAN BE DETERMINED?

The per share price of shares purchased from us through the Plan will be equal to the most recently published NAV per share, rounded to the nearest whole cent. Our NAV will generally be determined by relying in part on an estimate of the fair market value of our real estate provided by a third party, adjusted to give effect to the estimated fair value of mortgages encumbering our assets (also provided by a third party) as well as other adjustments, subtracting the total amount of all liabilities and dividing the difference by the total number of outstanding shares. Our NAV will be based on a number of variables, including, without limitation, discount rate, historical and estimated future property performance, lending credit spreads, foreign currency exchange rates (to the extent applicable) and estimated residual values, among others.  The advisor will typically determine an NAV annually; however, it may do so more frequently under certain circumstances. Fair market value will vary from time to time and will not necessarily be equal to the NAV per share of our common stock.  There can be no assurance that a stockholder would realize the NAV per share if we were to liquidate or engage in another type of liquidity event today.

7.           WILL SHARES ACQUIRED THROUGH THE REINVESTMENT OF DISTRIBUTIONS BE SUBJECT TO DISTRIBUTION REINVESTMENT?

Yes. All distributions paid on shares acquired through the Plan will be reinvested in shares of common stock pursuant to the Plan. The distributions paid on such shares will continue to be reinvested unless you elect to have them paid in cash by changing your investment option.

8.                                      MAY I ENROLL LESS THAN ALL OF THE SHARES I OWN IN THE PLAN?

No.  To enroll, you must include all of the shares you own in the Plan.

Costs

9.                                      WHAT COSTS ARE ASSOCIATED WITH INVESTMENTS THROUGH THE PLAN?

You are not charged and we will not pay brokerage commissions, selling commissions or dealer manager fees in connection with purchases under the Plan. CWI 1 will pay costs associated with the administration of the Plan.

Ownership of Shares

10.                               HOW IS OWNERSHIP OF SHARES PURCHASED THROUGH THE PLAN RECORDED?

All shares of our common stock that you purchase through the reinvestment of distributions are recorded in your name on our books.

Sale of Plan Shares

11.                               CAN THE SHARES HELD IN THE PLAN BE SOLD?

You may sell the shares held in the Plan at any time, subject to any restrictions we may impose on the sale of shares to protect our qualification as a REIT. There is no active trading market for our shares and it may be difficult for you to sell them quickly.  We have adopted a redemption plan for our shares that may be available to you.  To redeem any shares pursuant to our redemption plan, you must have held shares purchased from us for at least one year, except in certain special circumstances, including death, qualified disability or receipt of long-term care. All redemptions are subject to the significant conditions and limitations in our redemption plan and the discretion of our board of directors to change, suspend or terminate the redemption plan for any reason without giving you advance notice.

Issuance of Stock Certificates

12.                               WILL STOCK CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

No stock certificates will be issued because we do not issue stock certificates. The number of shares you hold in the Plan will be shown on your regular account statement.

Termination of Plan Participation

13.                               HOW DO I TERMINATE MY PARTICIPATION IN THE PLAN?

In order to terminate participation in the Plan, you must notify DST in writing. To be effective on a distribution payment date, the notice of termination must be received by DST at least 15 days before that distribution payment date. After DST receives such notice, distributions will be sent to you, as declared and paid, in the usual manner. DST, as agent for CWI 1, may also terminate any participant's account at any time by notice in writing mailed to the participant.

14.                               WHEN WILL A TERMINATION NOTICE BE EFFECTIVE?

A termination notice will be effective upon receipt by DST, provided such notice is received not later than the 15th day of the month preceding the month in which the next distribution is paid.

15.                               HOW ARE SHARES DISTRIBUTED UPON TERMINATION OF THE PLAN?

Your shares held under the Plan will be recorded on the books of CWI 1 and will continue to be reflected on our books after termination of the Plan. We do not issue stock certificates.

Tax Consequences

16.                               WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

The reinvestment of distributions does not relieve you of U.S. federal income tax that may be payable on such distributions. Generally, a stockholder whose distributions are reinvested in common stock purchased from us will be treated for U.S. federal income tax purposes as having received a distribution from us with respect to our common stock equal to the fair market value of our common stock credited to the stockholder's Plan account on the date the distributions are reinvested. Fair market value will vary from time to time and will not necessarily be equal to the NAV per share of our common stock. In no event, however, shall fair market value be in excess of the NAV per share of our common stock.

The income tax consequences for participants who do not reside in the United States may vary from jurisdiction to jurisdiction.

If you are considering participation in the Plan, we urge you to consult your tax advisors regarding the specific tax consequences (including the U.S. federal, state and local tax consequences) that may result from your participation in the Plan and of potential changes in applicable tax laws.

17.         HOW ARE U.S. FEDERAL TAX WITHHOLDING PROVISIONS APPLIED TO STOCKHOLDERS WHO PARTICIPATE IN THE PLAN?

If you are a U.S. stockholder and you fail to provide certain required U.S. federal income tax certifications, distributions on our common stock and proceeds from the sale of shares held for your account may be subject to U.S. federal backup withholding tax, currently at the rate of 28%.

If you are a non-U.S. stockholder whose distributions are subject to U.S. federal tax withholding (generally at a rate of 30% or a lower treaty rate), the appropriate amount will be withheld and the balance will be used to purchase additional shares.

18.                               WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN FOR TAX-EXEMPT STOCKHOLDERS?

Tax-exempt stockholders, including individual retirement accounts, or IRAs, Keogh Plans, 401(k) plans, and charitable remainder trusts, generally will not be subject to U.S. federal income tax on our distributions, including distributions reinvested under the Plan. However, if a tax-exempt stockholder borrows to acquire shares, it may be subject to U.S. federal income tax on our distributions.

Plan Administration

19.                               HOW WILL THE PLAN BE ADMINISTERED?

DST, our transfer agent, or a successor selected by us, will administer the Plan for participants, keep records, send statements of account to participants, answer participants' questions regarding the administration of the Plan and perform other duties related to the Plan.

20.                               WHOM SHOULD I CONTACT FOR ANSWERS TO QUESTIONS REGARDING THE PLAN?

All inquiries regarding the Plan should be sent to:

CAREY WATERMARK INVESTORS INCORPORATED
INVESTOR RELATIONS
50 ROCKEFELLER PLAZA
NEW YORK, NY  10020
1 (800) WP CAREY

21.                               WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

As soon as practicable after each purchase, DST will provide to you an account statement showing the cash distribution, the number of shares purchased with the cash distribution and the year-to-date and cumulative cash distributions paid. These statements are your continuing record of current activity and should be retained for tax purposes. In addition, each participant will receive all communications sent to every other stockholder.

Additional Information

22.                               HOW WILL MY SHARES PURCHASED THROUGH THE PLAN BE VOTED AT STOCKHOLDERS' MEETINGS?

Whole shares purchased through the Plan will be voted as you direct. Each participant will receive a proxy voting card for the total of their shares in CWI 1, including whole shares held in the Plan. Fractional shares will not be voted.

23.                               WHAT ARE THE LIABILITIES OF CWI 1 AND DST UNDER THE PLAN?

Neither CWI 1 nor DST shall have any responsibility or liability as to the value of our shares or any change in the value of the shares acquired for any participant's account. Neither CWI 1 nor DST shall be liable under the Plan for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (1) arising out of failure to terminate the participant's account upon such participant's death prior to receipt of notice in writing of such death or (2) with respect to the prices at which shares are purchased or sold for the participant's account and the times such purchases or sales are made. Notwithstanding the foregoing, liability under the U.S. federal securities laws cannot be waived. Similarly, CWI 1 and DST have been advised that, in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

24.          MAY THE PLAN BE AMENDED, SUPPLEMENTED, SUSPENDED OR TERMINATED?

We reserve the right to amend, supplement or terminate the Plan upon prior written notice. Any amendment or supplement will be effective as to a participant unless, prior to its effective date, DST receives written notice of termination of the participant's account. We may suspend the Plan at any time without notice to the participants.

25.                               WHAT LAW GOVERNS THE PLAN?

The Plan and the form or authorization card signed by each participant (which is deemed to be a part of the Plan) and each participant's account shall be governed by and construed in accordance with the laws of the State of Maryland; provided, that the foregoing choice of law will not restrict the application of any state's securities laws to the sale of shares to its residents or within such state.

USE OF PROCEEDS

The net proceeds from the sale of the common stock offered pursuant to the Plan and purchased from us will be used for general corporate purposes of CWI 1, including the repurchase of shares pursuant to our redemption plan from time to time.

PLAN OF DISTRIBUTION

We are offering a maximum of 40,000,000 shares to our current stockholders through the Plan. We cannot predict at this time the number of shares that will be sold. Shares will be purchased pursuant to the Plan directly from us. The price of the shares purchased directly from us through the Plan will be equal to the most recently published NAV per share of our common stock, rounded to the nearest whole cent. Our NAV will generally be determined by our advisor relying in part on an estimate of the fair market value of our real estate provided by a third party, adjusted to give effect to the estimated fair value of mortgages encumbering our assets (also provided by a third party) as well as other adjustments, subtracting the total amount of all liabilities and dividing the difference by the total number of outstanding shares.

There are no direct expenses to participants for the administration of the Plan. Administrative fees related to the purchase of shares through the Plan will be paid by us. We do not pay selling commissions, dealer manager fees or any other form of underwriting compensation for purchases of shares through the Plan.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Indemnification is provided for in our charter, and such provisions are incorporated herein by reference. Except as set forth below, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages and provides that a director or officer will be indemnified (including the payment or reimbursement of reasonable expenses in advance of final disposition of a proceeding). Our charter provides that our directors, our advisor and their respective affiliates will be indemnified by us for losses suffered by them and held harmless for losses suffered by us only if all of the following conditions are met: (a) the directors, the advisor or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest, (b) the directors, the advisor or their affiliates were acting on our behalf or performing services for us, (c) the liability or loss was not the result of negligence or misconduct by the directors (excluding independent directors), the advisor or their affiliates, and (d) the liability or loss was not the result of gross negligence or willful misconduct by the independent directors.  In addition, any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the stockholders.

We maintain a directors and officers liability insurance policy and have entered into indemnification agreements with each of our independent directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC and some states' securities commissions such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares offered by this prospectus has been passed upon for us by Clifford Chance US LLP, New York, New York.

EXPERTS

The financial statements of Carey Watermark Investors Incorporated, incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A of Carey Watermark Investors Incorporated for the year ended December 31, 2013 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Long Beach Hotel Properties, LLC, and CWI AM Atlanta Perimeter Hotel, LLC incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A of Carey Watermark Investors Incorporated for the year ended December 31, 2013 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of CWI-HRI French Quarter Hotel Property, LLC and Subsidiary as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011, incorporated by reference to Exhibit 99.1 to Carey Watermark Investors Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of Pailet, Meunier and LeBlanc, L.L.P., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning us and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Period
Annual Report on Form 10-K, as amended by Form 10-K/A (File No. 000-54263)	Year ended December 31, 2013
Quarterly Report on Form 10-Q (File No. 000-54263)	Quarterly period ended March 31, 2014
Quarterly Report on Form 10-Q (File No. 000-54263)	Quarterly period ended June 30, 2014
Quarterly Report on Form 10-Q (File No. 000-54263)	Quarterly period ended September 30, 2014

Document	Filed
Current Report on Form 8-K (File No. 000-54263)	June 30, 2014
Current Report on Form 8-K (File No. 000-54263)	January 13, 2015

Document	Filed
Definitive Proxy Statement on Schedule 14A (File No. 000-54263)	April 25, 2014

Document	Filed
Description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-54263)	January 27, 2011

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the end of any offering of securities made under this prospectus will also be considered to be incorporated by reference.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference in this prospectus but not delivered with this prospectus. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Carey Watermark Investors Incorporated, 50 Rockefeller Plaza, New York, New York, 10020, Telephone: 1-800-972-2739.

Annex A

DISTRIBUTION REINVESTMENT PLAN
AUTHORIZATION CARD

Carey Watermark Investors Incorporated

By my (our) signature(s) I (we) hereby authorize Carey Watermark Investors Incorporated ("CWI 1") to pay to DST Systems, Inc. for my (our) account all cash distributions due me (us) on shares of CWI 1 registered as set forth below.

☐I (we) want to reinvest distributions on all shares registered in my (our) name(s).

Please sign exactly as name(s) appear(s) hereon. If shares are held jointly, each stockholder must sign.

I (we) hereby authorize DST Systems, Inc. as my (our) agent to apply all such distributions to the purchase of full or fractional shares of CWI 1.

I (we) understand that the purchase will be made subject to the terms and conditions of the CWI 1 Amended and Restated Distribution Reinvestment Plan, and that I (we) can terminate this authorization at any time by notifying DST Systems, Inc. in accordance with the terms of the Amended and Restated Distribution Reinvestment Plan.

By signing below, I certify that the information contained herein is true and correct as of the date of this card and that I meet the suitability standards as stated in the current prospectus dated February 11, 2015, as supplemented from time to time, for CWI 1. I agree to notify CWI 1 if, at any time, I no longer meet the suitability standards as outlined in such prospectus and any supplements thereto.

This authorization card, when signed, should be mailed to W. P. Carey Inc., which together with its affiliates serves as the advisor to CWI 1, c/o DST Systems, Inc, P.O. Box 219145, Kansas City, MO 64121-9145 (Overnight Mail: 430 W. 7th Street, Suite 219145, Kansas City, MO 64105).

Account Registration

Tax Identification Number

Stockholder Signature

Stockholder Signature

Area Code — Telephone Number

Dated:

NOTE: THIS IS NOT A PROXY

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and distribution of the securities being registered hereunder.  All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$47,874.40
Printing and engraving expenses	$5,000
Legal fees and expenses	$15,000
Accounting fees and expenses	$10,000
Blue Sky fees and expenses	$15,000
Miscellaneous	$5,000
Total	$97,874.40

Item 15.  Indemnification of Directors and Officers.

We maintain a directors and officers liability insurance policy and have entered into indemnification agreements with each of our independent directors. Except as set forth below, our organizational documents limit the personal liability of our directors and officers for monetary damages and provide that a director or officer may be indemnified (including the payment or reimbursement of reasonable expenses in advance of final disposition of a proceeding). Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

In addition, Maryland law permits a Maryland corporation to indemnify its directors and officers against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

•the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•the director or officer actually received an improper personal benefit in money, property or services; or

•with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Finally, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Notwithstanding the foregoing, the directors, the advisor and their affiliates will be indemnified by us for losses suffered by them and held harmless for losses suffered by us only if all of the following conditions are met:

•the directors, the advisor or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•the directors, the advisor or their affiliates were acting on our behalf or performing services for us;

•the liability or loss was not the result of negligence or misconduct by the directors (excluding independent directors), the advisor or their affiliates; and

•the liability or loss was not the result of gross negligence or willful misconduct by the independent directors.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the stockholders. Indemnification could reduce the legal remedies available to us and the stockholders against the indemnified individuals.

In addition, our charter provides that we may not indemnify the directors, the advisor and their affiliates for losses and liabilities arising from alleged violations of federal or state securities laws unless one or more of the following conditions are met:

•there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;

•such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of us were offered or sold as to indemnification for violation of securities laws.

Finally, our charter provides that we may not pay or reimburse reasonable legal expenses and other costs incurred by the directors, the advisor and their affiliates in advance of final disposition of a proceeding unless all of the following are satisfied:

•the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•such person has provided us with written affirmation of his, her or its good faith belief that the standard of conduct necessary for indemnification has been met;

•the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•such person has provided us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person did not comply with the requisite standard of conduct and is not entitled to indemnification.

Indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals. As a result, we and our stockholders may be entitled to a more limited right of action than we and our stockholders would otherwise have if these indemnification rights were not included in our charter or the advisory agreement.

However, indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit a stockholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

In addition to any indemnification to which directors and officers shall be entitled, the organizational documents provide that we shall indemnify other employees and agents to the extent authorized by the directors, whether they are serving us or, at our request, any other entity. Provided the above conditions are met, we have agreed to indemnify and hold harmless the advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its/their obligations under the advisory agreement. As a result, we and our stockholders may be entitled to a more limited right of action than we and you would otherwise have if these indemnification rights were not included in the charter or the advisory agreement.

Item 16.  Exhibits.

Exhibit No.
3.1	Articles of Amendment and Restatement of Carey Watermark Investors Incorporated (Incorporated by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q filed on November 12, 2010)
3.2	Bylaws of Carey Watermark Investors Incorporated (Incorporated by reference to Exhibit 3.3 to the registrant's Registration Statement on Form S-11 filed on March 26, 2008)
4.1	Amended and Restated Distribution Reinvestment Plan
5.1	Opinion of Clifford Chance US LLP as to legality of the securities issued
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23.3	Consent of Pailet, Meunier and LeBlanc, LLP
99.1	Authorization Card (included as Annex A to the prospectus)

Item 17.  Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 11, 2015.

CAREY WATERMARK INVESTORS INCORPORATED

By:	/s/ Catherine D. Rice
Name:	Catherine D. Rice
Title:	Chief Financial Officer

NOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan C. Hyde, Thomas E. Zacharias and Trevor P. Bond to be their true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing), to sign this registration statement and any and all amendments thereto, and to file the same, with all exhibits therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date:

/s/Michael G. Medzigian	Chief Executive Officer, President and Director	February 11, 2015
Michael G. Medzigian	(Principal Executive Officer)

/s/ Trevor P. Bond	Chairman of the Board, Director	February 11, 2015
Trevor P. Bond

/s/ Catherine D. Rice	Chief Financial Officer
Catherine D. Rice	(Principal Financial Officer)	February 11, 2015

/s/ Charles S. Henry	Independent Director Nominee	February 11, 2015
Charles S. Henry

/s/ Michael D. Johnson	Independent Director	February 11, 2015
Michael D. Johnson

/s/ Robert E. Parsons, Jr.	Independent Director	February 11, 2015
Robert E. Parsons, Jr.

/s/ William H. Reynolds, Jr.	Independent Director	February 11, 2015
William H. Reynolds, Jr.

/s/ Hisham A. Kader	Chief Accounting Officer	February 11, 2015
Hisham A. Kader	(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.
3.1	Articles of Amendment and Restatement of Carey Watermark Investors Incorporated (Incorporated by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q filed on November 12, 2010)
3.2	Bylaws of Carey Watermark Investors Incorporated (Incorporated by reference to Exhibit 3.3 to the registrant's Registration Statement on Form S-11 filed on March 26, 2008)
4.1	Amended and Restated Distribution Reinvestment Plan
5.1	Opinion of Clifford Chance US LLP as to legality of the securities issued
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23.3	Consent of Pailet, Meunier and LeBlanc, LLP
99.1	Authorization Card (included as Annex A to the prospectus)